UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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THE MAINSTAY FUNDS

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August 26, 2009

To Our Shareholders:

At a special in-person meeting of the Boards of Directors/Trustees (“Board”) of Eclipse Funds, Eclipse Funds Inc., and The MainStay Funds, held on June 23, 2009, the Board approved a number of fund mergers (referred to as “reorganizations”) involving the following funds:

•	MainStay Mid Cap Core Fund, a series of Eclipse Funds (an “Acquired Fund”), to be merged with MainStay MAP Fund (a “Surviving Fund”), a series of The MainStay Funds (the “Mid Cap Core Reorganization”), as discussed in more detail in “Proposal 1” in the accompanying materials;
•	MainStay Income Manager Fund, a series of Eclipse Funds Inc. (an “Acquired Fund”), to be merged with MainStay Total Return Fund (a “Surviving Fund”), a series of The MainStay Funds (the “Income Manager Reorganization”), as discussed in more detail in “Proposal 2” in the accompanying materials; and
•	MainStay Mid Cap Growth Fund, a series of The MainStay Funds (an “Acquired Fund”), to be merged with MainStay Large Cap Growth Fund (a “Surviving Fund”), also a series of The MainStay Funds (the “Mid Cap Growth Reorganization”), as discussed in more detail in “Proposal 3” in the accompanying materials.

Because each of these proposed reorganizations involves a series of The MainStay Funds as the Surviving Fund, the shareholder materials for these reorganizations have been combined in the enclosed booklet to reduce costs. Each of these reorganizations is subject to shareholder approval. Each reorganization will be voted upon separately by shareholders of the participating Acquired Fund, and the approval or completion of one reorganization is not contingent upon, and will not affect, the approval or completion of any other reorganization. You are only being asked to vote on the reorganization of the Acquired Fund in which you hold shares.

As noted, the accompanying materials relate to each Acquired Fund, but you should focus on the materials that relate to the Acquired Fund in which you hold shares. Each reorganization has a separate section in the accompanying materials that is dedicated to it alone. For example, the section entitled “Proposal 1” relates solely to the Mid Cap Core Reorganization, the section entitled “Proposal 2” relates solely to the Income Manager Reorganization, and the section entitled “Proposal 3” relates solely to the Mid Cap Growth Reorganization.

In addition, you should focus on the sections of the materials that contain information relating collectively to all of the reorganizations, such as the President’s Letter, the Notice to Shareholders, the “Questions and Answers Relating to the Proposals” section, and the section beginning on page 41 entitled “Information Applicable to All Proposals,” which includes information regarding, among other things, the structure of each reorganization, the factors the Board considered in recommending shareholder approval of each reorganization, and information about how to vote your shares at the shareholder meeting scheduled to be held on or about October 16, 2009.

Each reorganization is part of a larger initiative involving a number of funds in the MainStay Group of Funds that is designed to create a stronger, more cohesive family of funds overall. We value your long-term continuity as a member of the MainStay Funds family. We would very much appreciate your prompt attention to this matter. If you have any questions before you vote, please call the Funds at 800-MAINSTAY (624-6782).

Sincerely,

Stephen P. Fisher
President
The MainStay Funds
Eclipse Funds Inc.
Eclipse Funds